ARTICLES OF INCORPORATION
                                       OF
                          GOALTIMER INTERNATIONAL, INC.



         The undersigned Incorporator, being of the age of eighteen years or more and desiring to organize a corporation under the Colorado Corporation Code,

makes, signs, and verifies these Articles of Incorporation.

                                    ARTICLE I

         The name of the corporation is GOALTIMER INTERNATIONAL, INC.

                                   ARTICLE II

         The corporation is to have perpetual existence.

                                   ARTICLE III

         The purpose for which the corporation is organized is the transaction of all lawful business for which corporations may be incorporated pursuant to the Colorado Corporation Code.

                                   ARTICLE IV

         The corporation, subject to any specific written limitations or restrictions imposed by the Colorado Corporation Code or by these Articles of

Incorporation, shall have and exercise the following powers:

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         1.       To have and exercise all the powers specified in the
                  Colorado Corporation Code.

         2. Upon the affirmative vote of the holders of a majority of the outstanding shares of the corporation which are entitled to vote for directors, to lend money to, to guarantee the obligations of, and to otherwise assist the directors of the corporation or of any other corporation the majority of whose voting capital stock is owned by the corporation; but no such loans or guarantees shall be made by a corporation secured by its shares.


                                    ARTICLE V

         The aggregate number of shares which the Corporation shall have the authority to issue is 50,000 shares of common stock with no par value. All shares when issued shall be non-assessable and fully paid. Each shareholder of record shall be entitled at all shareholder meetings to one vote for each share of stock standing in his name on the books of the corporation.

         The Corporation shall have the right by appropriate action to impose restrictions upon the transfer of any shares of its common stock, or any interest therein, provided that such restrictions as may be so imposed or notice of the substance thereof shall be set forth on the face or back of the certificate representing such shares of common stock.

         Holders of common stock of the corporation shall have the right to subscribe for and purchase their pro rata share of any new or additional common stock which may be issued by the corporation.


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                                   ARTICLE VI

         Cumulative voting in the election of directors is not allowed.

                                   ARTICLE VII

         The business and affairs of the corporation shall be managed by a board of directors, except as otherwise provided by the Colorado Corporation Code or these Articles of Incorporation.

         There shall be three directors or such larger or lesser number as shall be fixed by the By-laws, these Articles of Incorporation, or any amendments thereto. No decrease in the number of directors shall shorten the term of any incumbent director.

                                  ARTICLE VIII

         The initial Board of Directors shall consist of members. The names and addresses of the persons who are serve as directors until the first annual meeting of shareholders and until their successors have been elected and qualified are:

Leland E. Watson, II
9135 Nambe Trail
Littleton, CO 80124


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Sandra Watson
9135 Nambe Trail
Littleton, CO 80124

Jennifer Carney
3470 E. Arapahoe Place
Littleton, CO  80122

                                   ARTICLE IX

         No contract or other transaction between the corporation and any other person, firm, partnership, corporation, trust, joint venture, syndicate or other entity shall be in any way affected or invalidated solely by reason of the fact that any director or officer of the corporation is pecuniarily or otherwise interested in, or is a director, officer, shareholder, employee, fiduciary, or member of such other entity, or solely by reason of the fact that any director or officer individually, or any entity in which any director or officer is in any way interested, may be a party to or may be interested in a contract or other transaction of the corporation.

                                    ARTICLE X

         When, with respect to any action to be taken by shareholders of a corporation, the Colorado Corporation Code requires the vote or concurrence of the holders of two-thirds of the outstanding shares, of the


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shares entitled to vote thereon, or of any class or series, the vote or concurrence of a majority of such shares or class or series shall control.

                                   ARTICLE XI

         The corporation's principal place of business in the State of Colorado shall be at 610 South Lipan Street, Denver, CO 80223. The name of the corporation's initial registered agent is Leland E. Watson, II; and the address of the corporation's initial registered office is 610 South Lipan Street,

Denver, CO 80223.

                                   ARTICLE XII

         The right is reserved from time to time to amend, alter or repeal any provisions of and to add to these Articles of Incorporation in any manner now or hereafter prescribed or permitted by the laws of Colorado, and the rights of all shareholders are subject to this reservation.

                                  ARTICLE XIII

         The name and address of the Incorporator is:

Herbert H. Galchinsky
Three Park Central, Suite 300
1515 Arapahoe Street
Denver, Colorado 80202

         IN WITNESS WHEREOF, the Incorporator has executed these Articles of

Incorporation this 11th day of December, 1990.

                                               Herbert H. Galchinsky
                                               ------------------------------
                                               Herbert H. Galchinsky


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STATE OF COLORADO             )
                              )        ss:
City and County of Denver     )

         Personally appeared before me this day, a Notary Public, Herbert H.

Galchinsky, who, being by me first duly sworn, declared that he signed the foregoing Articles of Incorporation and that the statements therein contained are true.

         Witness my hand and official seal this 11th day of December, 1990.


                                            Mary Jan Gillen
                                            ----------------------------------
                                            Notary Public


                                 My Commission expires April 6, 1994